Exhibit 99.2

For Further Information:

PET DRX CORPORATION:	AT FINANCIAL RELATIONS BOARD:
Gregory J. Eisenhauer, CFA	Kathy Price
Chief Financial Officer	Senior Vice President
(408) 236-7412	(213) 486-6547
kprice@frbir.com

FOR IMMEDIATE RELEASE

PET DRX TO PRESENT AT ROTH 20TH ANNUAL
OC GROWTH STOCK CONFERENCE

  - Company Presentation Scheduled for Wednesday, February 20 at 8:30 a.m. PT -

SAN JOSE, California – February 12, 2008 – Pet DRx Corporation (“Pet DRx” or the “Company”) (OTCBB: PDXC), a provider of veterinary primary care and specialized services to companion animals, today announced that members of its management team are scheduled to present at the Roth 20th Annual OC Growth Stock Conference on Wednesday, February 20 at 8:30 a.m. Pacific Time.  The Conference will be held at the Ritz-Carlton in Laguna Niguel, California.

Robert Wallace, chief executive officer, and Gregory J. Eisenhauer, chief financial officer, will present to an audience of analysts and portfolio managers.  A live webcast and replay of the presentation is accessible via the Roth Conference site at  http://www.wsw.com/webcast/roth16/pdxc/index.html.

In addition, the Pet DRx management team has availability for one-on-one meetings with investors on Tuesday afternoon, February 19 and Wednesday, February 20.  To schedule a meeting with the Pet DRx management team, get in touch with your Roth representative or contact Kathy Price of Financial Relations Board on (213) 486-6547 or kprice@frbir.com.

About Pet DRx Corporation

Pet DRx Corporation provides veterinary primary care and specialized services to companion animals through a network of fully-owned veterinary hospitals.  The Company currently owns and operates 26 leading veterinary hospitals in the state of California, which it has organized into unique, regional “hub and spoke” networks.  Pet DRx provides a full range of medical treatments, including preventive care measures such as examinations, vaccinations, spaying/neutering and dental care, as well as specialized services such as internal medicine, surgery, cardiology, ophthalmology, dermatology, oncology, neurology, x-ray and ultrasound.

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